Exhibit 99.1
BankAtlantic Bancorp Statement on Shareholder Suit Verdict
FORT LAUDERDALE, Fla. — (Business Wire) BankAtlantic Bancorp, Inc. (NYSE: BBX) (the “Company”) announced today that a jury in a shareholder class action suit against the Company has returned a verdict awarding $2.41 per share to shareholders who purchased shares of the Company’s Class A Common Stock during the period of April 26, 2007 to October 26, 2007 who retained those shares until the end of the period. The jury rejected the plaintiffs’ claim for the six month period from October 19, 2006 to April 25, 2007.
BankAtlantic Bancorp’s Chairman and Chief Executive Officer, Alan B. Levan, commented, “We are extremely disappointed with the verdict. The jury found seven isolated statements made in earnings conference calls were false. In adopting the Private Securities Litigation Reform Act, Congress provided safe harbor within the “Forward Looking Statement” and intended to provide a forum for corporate executives to freely discuss their businesses and their prospects without fear of this kind of litigation. Prior to trial, the court ruled that BankAtlantic’s allowance for loan loss provision, and BankAtlantic Bancorp’s financial statements were accurately calculated and reported throughout the class period. We believe that should have been the end of this case. BankAtlantic lost money and Bancorp’s stock price declined because the Florida real estate market collapsed. The risk of that occurrence was fully, completely and timely disclosed to the market. No one could fairly express either surprise or deceit when that risk materialized with the collapse of the Florida housing market in late 2007. If this outcome is allowed to stand, it would take public companies back to the day before Congress passed the Securities Litigation Reform Act. We will pursue every avenue to set this verdict aside and are confident of success in that endeavor.”
The company will be filing motions to set aside the verdict and if these are denied, the judge has indicated that she will certify all issues to the 11th Circuit Court of Appeals before any judgment is entered or claims commenced.
BankAtlantic, the federal savings bank, is not impacted by the verdict. The decision is against BankAtlantic Bancorp.
About BankAtlantic Bancorp:
BankAtlantic Bancorp (NYSE: BBX) is a bank holding company and the parent company of BankAtlantic.
About BankAtlantic:
BankAtlantic, Florida’s Most Convenient Bank, is one of the largest financial institutions headquartered in Florida. Via its broad network of community branches and conveniently located ATMs, BankAtlantic provides a full line of personal, small business and commercial banking products and services. BankAtlantic is open 7 days a week and offers extended weekday hours, holiday hours, Free Online Banking & Bill Pay, a 7-Day Customer Service Center, Change Exchange coin counters, as well as retail and business checking accounts.

For further information, please visit our websites:
www.BankAtlanticBancorp.com
www.BankAtlantic.com
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Except for historical information contained herein, the matters discussed in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding ongoing litigation that involve substantial risks and uncertainties including that the results of an appellate review are uncertain and could differ materially from those contemplated, expressed, or implied by the forward-looking statements contained herein.
BankAtlantic, “Florida’s Most Convenient Bank,” Contact Info:
Media Relations:
Sharon Lyn, Vice President, 954-940-6383
Fax: 954-940-5320
CorpComm@BankAtlanticBancorp.com
or
BankAtlantic Bancorp Contact Info:
Leo Hinkley, Investor and Media Relations Officer, 954-940-5300
InvestorRelations@BankAtlanticBancorp.com